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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00		$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date			May 15, 2002	December 15, 2003	March 15, 2005	October 15, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,002,653,146.69		$0.00	$467,653,146.69	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,047,596,190.69
Securities Pool Factor	0.69013322		0.00000000	0.93530629	1.00000000	1.00000000
Number of Contracts	98,739
Weighted Average Coupon	9.227%
Weighted Average Remaining Term	39.70	months
Precompute and Simple Interest Advances	$3,626,157.07
Payahead Account Balance	$1,527,613.58
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$953,161,049.05		$0.00	$418,161,049.05	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$998,104,093.05
Securities Pool Factor	0.65606746		0.00000000	0.83632210	1.00000000	1.00000000
Number of Contracts	96,070
Weighted Average Coupon	9.242%
Weighted Average Remaining Term	39.00	months
Precompute and Simple Interest Advances	$4,014,288.08
Payahead Account Balance	$1,419,642.91
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$7,488,915.22
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$52,423,857.70
Beginning Balance	$7,856,971.43
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$2,843,594.82

Reserve Fund Balance Prior to Release	$10,700,566.25
Reserve Fund Required Amount	$7,488,915.22
Reserve Fund Release to Seller	$3,211,651.03

Ending Reserve Fund Balance	$7,488,915.22
Liquidation of Charge-offs and Repossessions	Vehicles	Amount
Liquidated Contracts	66

Gross Principal Balance of Liquidated Receivables		$723,604.86
Net Liquidation Proceeds Received During the Collection Period		$(372,274.46)
Recoveries on Previously Liquidated Contracts		$(18,078.53)

Aggregate Credit Losses for the Collection Period		$333,251.87

Cumulative Credit Losses for all Periods	435	$2,046,445.71

Repossessed in Current Period	60

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.46%
First Preceding Collection Period		0.39%
Current Collection Period		0.39%
Condition (i) (Charge-off Rate)
Three Month Average		0.42%
Charge-off Rate Indicator (> 1.25%)		condition not met

Delinquent and Repossessed Contracts	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	2.23%	2,142		2.30%	$22,929,108.41
61-90 Days Delinquent	0.39%	378		0.43%	$4,284,679.09
Over 90 Days Delinquent	0.28%	267		0.32%	$3,147,302.56

Total Delinquencies		2,787			$30,361,090.06

Repossessed Vehicle Inventory		162	*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period					0.42%
First Preceding Collection Period					0.49%
Current Collection Period					0.67%
Condition (ii) (Delinquency Percentage)
Three Month Average					0.52%
Delinquency Percentage Indicator (> 1.25%)					condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$48,768,492.78
Interest Payments Received	$7,618,669.89
Net Precomputed Payahead Amount	$107,970.67
Aggregate Net Liquidation Proceeds Received	$390,352.99
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$56,885,486.33
Net Simple Interest Advance Amount	$292,345.92
Net Precomputed Advance Amount	$95,785.09

Total Available Amount	$57,273,617.34
Amounts Due
Servicing Fee	$872,996.83
Accrued and Unpaid Interest	$4,064,928.05
Principal	$49,492,097.64
Reserve Fund	$2,843,594.82

Total Amount Due	$57,273,617.34
Actual Distributions
Servicing Fee	$872,996.83
Interest	$4,064,928.05	$0.00	$1,777,861.38	$1,505,400.00	$781,666.67
Principal	$49,492,097.64	$0.00	$49,492,097.64	$0.00	$0.00
Reserve Fund	$2,843,594.82

Total Amount Distributed	$57,273,617.34	$0.00	$51,269,959.02	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$4,724,605.41
Prepayments in Full	537 contracts	$2,175,840.15
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$7,622,632.47
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$95,785.09
Payahead Account—Payments Applied		$107,970.67
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$25,095,683.82
Prepayments in Full	2066 contracts	$16,772,363.40
Collected Interest		$6,896,482.98
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$292,345.92

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of January 15, 2002 for the Collection Period of December 1 through December 31, 2001

	Class A2 Balance	Class A3 Balance	Class A4 Balance
Note Rates for January 15, 2002 Payment Date
One Month LIBOR	1.89563%	1.89563%	1.89563%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.95563%	1.97563%	1.99563%
Number of Days in Interest Period (Days)	29	29	29
Interest Payments
Interest Calculation for Current Interest Period	736,726.09	572,932.70	281,328.40
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,777,861.38	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,777,861.38	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	736,726.09	572,932.70	281,328.40
Interest Payment to Noteholders (Swap Payments Incoming)	736,726.09	572,932.70	281,328.40
Net Swap Payment due to / (received by) Swap Counterparty	(1,041,135.29)	(932,467.30)	(500,338.27)
Principal Payments
Beginning Notional Balance	467,653,146.69	360,000,000.00	175,000,000.00
Principal Payment due to Investors	49,492,097.64	—	—
Ending Notional Balance	418,161,049.05	360,000,000.00	175,000,000.00
Swap Termination Payment	N/A	N/A	N/A
Note Rates for February 15, 2002 Payment Date
One Month LIBOR	1.82000%	1.82000%	1.82000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.88000%	1.90000%	1.92000%
Number of Days in Interest Period (Days)	31	31	31

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown

Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of January 15, 2002 for the Collection Period of December 1 through December 31, 2001